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                                                                     Exhibit 4.4


                      INTEGRATED INFORMATION SYSTEMS, INC.

               AMENDED AND RESTATED REGISTRATION AGREEMENT


            THIS AMENDED AND RESTATED REGISTRATION AGREEMENT (this "Agreement") is made as of January 13, 2000, by and among Integrated Information Systems, Inc., a Delaware corporation (the "Company"), each of the holders of the Company's Series A and Series B Preferred Stock listed in the "Original Investors" section of the Schedule of Investors attached hereto (the "Original Investors"), and each of the Persons listed in the "Investors" section of the Schedule of Investors attached hereto (the "Investors").

                                    RECITALS

            WHEREAS, the Company and the Investors have entered into a Series C Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series C Preferred Stock, par value $.001 (the "Series C Preferred Stock"); and

            WHEREAS, the Company and the Original Investors previously entered into a Registration Agreement dated April 12, 1999 (the "Original Registration Agreement"); and

            WHEREAS, a condition to the Investors' obligations under the Purchase Agreement is that the Company, Original Investors, and Investors enter into this Agreement for the purpose, among others, of (i) amending and restating the Original Registration Agreement, (ii) inducing the Company and the Investors to execute and deliver the Purchase Agreement, and (iii) providing Original Investors and Investors with certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A, Series B, and Series C Preferred Stock held by the Original Investors and Investors.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

            SECTION 1. DEMAND REGISTRATIONS.

            (a) Requests for Registration. At any time and from time to time from and after the earlier of (i) the twenty-four month anniversary of the date of this Agreement, and (ii) the six month anniversary of the date of closing of the Company's IPO, the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration if available ("Short-Form Registrations"). All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such
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offering and the intended method of distribution of the Registrable Securities to be sold. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 1(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) Long-Form Registrations. The holders of Registrable Securities shall be entitled to request (i) two Long Form Registrations in which the Company shall pay all Registration Expenses provided that the gross proceeds of each such registration are expected to exceed $500,000 ("Company-paid Long-Form Registrations") and (ii) two Long-Form Registrations in which the holders of Registrable Securities shall pay their share of the Registration Expenses as set forth in Section 5 hereof. A registration shall not count as one of the permitted Company-paid Long-Form Registrations until both (i) it has become effective and (ii) the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that the Company shall in any event pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Long-Form Registrations. All Long-Form Registrations shall be underwritten registrations unless otherwise requested by the holders of a majority of the Registrable Securities requesting such Long-Form Registration.

            (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses provided that the gross proceeds of each such registration are expected to exceed $250,000. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

            (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written Consent of the holders of a majority of the Registrable Securities requested to be included in such Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities which can be sold therein in an orderly manner in such offering within a price range acceptable to the holders of a majority of Registrable Securities requested to be included in such offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities requested to be included therein by each such holder. Any Persons other than holders of


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Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

            (e) Restrictions on Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company reasonably determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder (if all of the holders of Registrable Securities initially requesting such Demand Registration withdraw such request) and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

            (f) Selection of Underwriters. The holders of a majority of the Registrable Securities requested to be included in any Demand Registration shall, with the consent of the Company which consent shall not be unreasonably withheld, have the right to select the investment banker(s) and manager(s) to administer the offering.

            (g) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, except pursuant to that certain warrant issued to Imperial Bank. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any Securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities; provided that the Company may grant rights to shareholders, employees, directors and consultants of the Company and to Persons who have acquired securities of the Company in connection with acquisitions by the Company to participate in registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities as set forth herein and subject to the reasonable consent of the holders of a majority of the Registrable Securities.

            SECTION 2. PIGGYBACK REGISTRATIONS.

            (a) Right to Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company's securities by any third party) under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of any Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Section 2(c) and 2(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.


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            (b) Piggyback Expenses. The Registration Expenses of the holders of
Registrable Securities shall be paid by the Company in all Piggyback Registrations.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other Securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among all holders thereof on the basis of the number of shares of such securities and of Registrable Securities requested to be included therein by each such holder, and
(ii) second, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

            (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, without the prior written consent of the holders of a majority of the Registrable Securities covered by such previous registration statement(s) until a period of at least 180 days has elapsed from the effective date of such previous registration.

            SECTION 3. HOLDBACK AGREEMENT. The Company (a) agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period (or such longer period as may be requested by the lead underwriter) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, provided, however, that such limitation may not be invoked more than two times in any calendar year, and (b) shall cause each holder of at least 5% of its Common Stock (on a fully-diluted basis) (whether such holder holds Common Stock or any securities


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convertible into or exchangeable or exercisable for Common Stock) purchased from the Company at any time after April 12, 1999 (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

            SECTION 4. REGISTRATION PROCEDURES. Whenever any holder of Registrable Securities has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel).

            (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of two weeks after completion of the distribution or 180 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

            (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration


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statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, provided that the Company shall have the right to postpone the preparation and filing of such supplement or amendment for a period not to exceed thirty (30) days if such supplement or amendment would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar Securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;


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            (k) permit any holder of Registrable Securities which holder, in its reasonable judgement, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel and the Company and its counsel should be included;

            (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (m) obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

            (n) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

            Upon receipt of any notice from the Company of the existence of any event of the kind described in Section 4(e) or 4(l) above, each seller of Registrable Securities shall immediately discontinue disposition of Registrable Securities pursuant to the registration statement until the registration has been supplemented or amended in accordance with Section 4(e) or until withdrawal of the stop order referred to in Section 4(l).

            SECTION 5. REGISTRATION EXPENSES.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all


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salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

            (b) In connection with each Company-paid Long Form Registration, Short Form Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

            (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

            SECTION 6. INDEMNIFICATION.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in


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writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

            SECTION 7. PARTICIPATION IN UNDERWRITTEN REGISTRATION. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's title to the registered shares and intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

            SECTION 8. DEFINITIONS.

            (a) Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

            "Common Stock" means the Common Stock of the Company, par value $.001 per share.


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
            "IPO" means the initial sale of Common Stock to the public pursuant to an underwritten offering registered under the Securities Act.

            "Permitted Transferee" shall have the meaning ascribed to such term in that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, the Investors and certain other holders of Common Stock listed on the signature pages thereto.

            "Registrable Securities" means (i) any shares of Common Stock issued upon the conversion of any shares of Series A Preferred Stock issued pursuant to the Original Purchase Agreement, (ii) any shares of Common Stock issued upon the conversion of any shares of Series B Preferred Stock issued pursuant to a supplement to the Original Purchase Agreement, (iii) any shares of Common Stock issued upon the conversion of any shares of Series C Preferred issued pursuant to the Purchase Agreement, (iv) any Common Stock or other security issued or issuable with respect to the securities referred to in clauses (i), (ii) and
(iii), above, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (v) any other shares of Common Stock held by Persons holding securities referred to in clauses (i), (ii), (iii) and (iv), above, and (vi) any Common Stock or other security held by Persons holding securities referred to in clauses (i), (ii), (iii) and (iv), above, issued or issuable with respect to the securities referred to in clause (v), above, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $.001 per share.

            "Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $.001 per share.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            (b) Other Definitions. The terms set forth below are defined on the following pages of the Agreement.


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
Agreement...........................    1
Company.............................    1
Company-paid Long-Form Registrations    2
Demand Registrations................    1
Investor............................    1
Investors...........................    1
Long-Form Registrations.............    1
Original Investors..................    1
Original Purchase Agreement.........    1
Original Registration Agreement.....    1
Piggyback Registration..............    4
Purchase Agreement..................    1
Registration Expenses...............    8
Series C Preferred Stock............    1
Short-Form Registrations............    1

            SECTION 9. TERM. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) five years from the date of this Agreement or (ii) the date upon which all of the Registrable Securities are freely tradable in the public market without restriction as to timing or amount.

            SECTION 10. MISCELLANEOUS.

            (a) No Inconsistent Agreements. The Company has not entered into and shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) Adjustments Affecting Registrab1e Securities. The Company shall not knowingly take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Investor Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

            (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

            (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

            (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

            (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors and to the Company at the address indicated below:

                        Integrated Information Systems, Inc.
                        Fountainhead Corporate Park
                        1650 W. Fountainhead Parkway, Suite 200
                        Tempe, AZ 85282
                        Attention: Chief Executive Officer
                        Telecopy No.: (602) 731-3614

                        with a copy to (which shall not constitute notice hereunder):

                        Snell & Wilmer L.L.P.
                        One Arizona Center
                        Phoenix, Arizona 85004-0001
                        Attention: Steven Pidgeon, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

THE COMPANY                      INTEGRATED INFORMATION SYSTEMS, INC.


                                 By:_________________________________________

                                 Its:________________________________________


ORIGINAL INVESTORS               ABN AMRO CAPITAL (USA), INC.


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 I EAGLE TRUST

                                        By: ABN AMRO INCORPORATED
                                        Its:  Manager


                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________


                                 ABN AMRO INCORPORATED


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________

                                 BURNHAM CAPITAL, LLC


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


INVESTORS                        DAMAC TECHNOLOGY PARTNERS


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 DAMAC INVESTORS, INC.

                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 DAMAC INVESTORS VIII, INC.


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________

                                 DAMAC INVESTORS IX, INC.


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 MGCM PARTNERS L.P.


                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________


                                 RS EMERGING GROWTH PARTNERS L.P.



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________



                                 RS EMERGING PREMIUM PARTNERS L.P.



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________

                                 RS PACIFIC PARTNERS



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________



                                 TERA CAPITAL LP #1
                                 [BRANT INVESTMENTS LIMITED]



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________




                                 TERA CAPITAL LP #2



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________




                                 PETROS CAPITAL



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________

                                 JDMD INVESTMENTS, L.L.C.



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________



                                 EDDIE LYNCH


                                 _____________________________________________




                                 12 SQUARED PARTNERS, LLC



                                 By:_________________________________________

                                 Name:_______________________________________

                                 Title:______________________________________



                                 DIAMOND VENTURE CAPITAL III, L.L.C.

                                       By:   Diamond Ventures
                                       Its:  Manager


                                       By:___________________________________

                                       Name:   Robert A. Fortuno

                                       Title:  Vice President

                              SCHEDULE OF INVESTORS

                                              SERIES A         SERIES B          SERIES C
  NAME AND ADDRESS                        PREFERRED SHARES  PREFERRED SHARES  PREFERRED SHARES
  ----------------                        ----------------  ----------------  ----------------
ORIGINAL INVESTORS:
ABN AMRO CAPITAL (USA), INC.
c/o ABN AMRO Private Equity
208 South LaSalle Street
Chicago, Illinois 60604
Attention:  Daniel J. Foreman                1,165,582          521,306          145,507

I EAGLE TRUST
c/o ABN AMRO Private Equity
208 South LaSalle Street
Chicago, Illinois 60604
Attention:  Daniel J. Foreman                  421,824          188,660           52,658

ABN AMRO INCORPORATED
c/o ABN AMRO Private Equity
208 South LaSalle Street
Chicago, Illinois 60604
Attention:  Daniel J. Foreman                   79,260               --               --

BURNHAM CAPITAL, LLC
c/o ABN AMRO Private Equity
208 South LaSalle Street
Chicago, Illinois 60604
Attention:  Daniel J. Foreman                       --           41,913           11,698

INVESTORS:
DAMAC TECHNOLOGY PARTNERS
1900 Embarcadero Road, Suite 111
Palo Alto, California 94303
Attention:  Farooq Vaid                             --               --          209,864

DAMAC INVESTORS INC.
1900 Embarcadero Road, Suite 111
Palo Alto, California 94303
Attention:  Farooq Vaid                             --               --          104,932

DAMAC INVESTORS VIII, INC.
1900 Embarcadero Road, Suite 111
Palo Alto, California 94303
Attention:  Farooq Vaid                             --               --          104,932

DAMAC INVESTORS IX, INC.
1900 Embarcadero Road, Suite 111
Palo Alto, California 94303
Attention:  Farooq Vaid                             --               --          104,932

                                              SERIES A         SERIES B          SERIES C
  NAME AND ADDRESS                        PREFERRED SHARES  PREFERRED SHARES  PREFERRED SHARES
  ----------------                        ----------------  ----------------  ----------------
MGCM PARTNERS L.P.
1725 Kearney Street, No. 1
San Francisco, California 94133
Attention:  M. Petroni                              --               --          524,659

RS EMERGING GROWTH PARTNERS L.P.
c/o RS Funds
388 Market Street, Suite 200
San Francisco, California 94111
Attn:  Nancy Daetz                                  --               --           50,161

RS EMERGING PREMIUM PARTNERSL.P.
c/o RS Funds
388 Market Street, Suite 200
San Francisco, California 94111
Attn:  Nancy Daetz                                  --               --           64,808

RS PACIFIC PARTNERS
c/o RS Funds
388 Market Street, Suite 200
San Francisco, California 94111
Attn:  Nancy Daetz                                  --               --           94,895

TERA CAPITAL LP #1
[BRANT INVESTMENTS LIMITED]
366 Adalalde Street East, Suite 337
Toronto, Ontario  M5A3X9
Canada                                              --               --           41,973
Attn:  Howard Sutton

TERA CAPITAL LP #2
366 Adalalde Street East, Suite 337
Toronto, Ontario  M5A3X9
Canada                                              --               --           10,493
Attn:  Howard Sutton

PETROS CAPITAL
8711 E. Pinnacle Peak Road
Scottsdale, Arizona 85255
Attn:  Mark Lapolla                                 --               --          209,864

JDMD INVESTMENTS, L.L.C.
2400 E. Arizona Biltmore Circle
Building #2, Suite 1270
Phoenix, Arizona 85016
Attn:  Mel Shulz                                    --               --          104,932

                                              SERIES A         SERIES B          SERIES C
  NAME AND ADDRESS                        PREFERRED SHARES  PREFERRED SHARES  PREFERRED SHARES
  ----------------                        ----------------  ----------------  ----------------
EDDIE LYNCH
11411 North Tatum Blvd.
Phoenix Arizona  85028                              --               --           26,233

12 Squared Partners, LLC
11411 North Tatum Blvd.
Phoenix, Arizona  85028                             --               --          131,165

Diamond Venture Capital III, L.L.C.
2200 River Road
Tucson, Arizona                                     --               --          125,918
Attn:  Donald Diamond


                                       3